                                                                   EXHIBIT 99.01

                              SUBJECT TO REVISION
                     SERIES TERM SHEET DATED JULY 28, 1999

                         FIRST CHICAGO MASTER TRUST II
                                    Issuer
                               FCC NATIONAL BANK
                              Seller and Servicer
             Floating Rate Asset Backed Certificates Series 1999-Y

THE CLASS A CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF FCC NATIONAL BANK OR ANY AFFILIATE. NONE OF THE CLASS A CERTIFICATES, THE UNDERLYING ACCOUNTS OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS SERIES TERM SHEET CONTAINS STRUCTURAL AND COLLATERAL INFORMATION ABOUT THE CLASS A CERTIFICATES; HOWEVER, THIS SERIES TERM SHEET DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE CLASS A CERTIFICATES. THE INFORMATION PROVIDED HEREIN IS PRELIMINARY, LIMITED IN NATURE AND SUBJECT TO COMPLETION OR AMENDMENT AND WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. ADDITIONAL INFORMATION WILL BE CONTAINED IN THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. PURCHASERS ARE URGED TO READ BOTH THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

THIS SERIES TERM SHEET SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION.

Banc One Capital Markets, Inc.
                Bear, Stearns & Co. Inc.
                                  J.P. Morgan & Co.
                                                           Salomon Smith Barney

  This Series Term Sheet will be superseded in its entirety by the information appearing in the Prospectus Supplement, the Prospectus and the Series 1999-Y Supplement to the Pooling and Servicing Agreement, as amended (the "Agreement",) between FCC National Bank (the "Bank"), as seller (in such capacity, the "Seller") and servicer (in such capacity, the "Servicer"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The information below addresses only certain limited aspects of the Class A Certificates and their investment characteristics and does not purport to provide a complete description of such Class A Certificates.

                            SUMMARY OF SERIES TERMS

Issuer....................  First Chicago Master Trust II.

Title of Security.........  Floating Rate Asset Backed Certificates
                             Series 1999-Y (the "Class A Certificates").

Initial Invested Amount...  $628,571,429

Class A Initial Invested    $550,000,000
 Amount...................

Collateral Initial          $78,571,429
 Invested Amount..........

Class A Certificate         LIBOR plus 0. % per annum.
 Rate.....................

Distribution Dates........  The fifteenth day of each month (or, if that day is not a business day, the next business
                             day); the first Distribution Date is
                             September 15, 1999.

Class A Scheduled Payment   The August 2003 Distribution Date.
 Date.....................

Controlled Accumulation     For each Distribution Date with respect to
 Amount...................   the Accumulation Period, $45,833,333.
                             However, if the commencement of the
                             Accumulation Period is delayed, the
                             Controlled Accumulation Amount may be
                             higher. The Bank currently believes it is likely that the commencement of the Accumulation Period will be delayed.

Series Closing Date.......          .

Series Termination Date...  The August 2005 Distribution Date.

                          SUMMARY OF SERIES PROVISIONS

OFFERED SECURITIES

The Trust is offering the Class A Certificates as part of Series 1999-Y. The Class A Certificates represent an interest in the assets of the Trust. The initial aggregate principal amount of the Class A Certificates is $550,000,000.

Interest Payments

The Class A Certificates will accrue interest for each Interest Period at the Class A Certificate Rate set on the related LIBOR Determination Date.

Interest accrued during each Interest Period will be due on each Distribution Date. Any interest due but not paid on a Distribution Date will be payable on the next Distribution Date together with additional interest at the Class A Certificate Rate plus 2% per annum.

 . Each "Interest Period" begins on and includes a Distribution Date and ends on and excludes the next Distribution Date. However, the first Interest Period
  will begin on and include     , 1999 (the "Series Closing Date") and end on
  and exclude September 15, 1999, the first Distribution Date.

 . LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on the Dow Jones Telerate Page 3750 (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR Determination Date.

 . ""LIBOR Determination Dates" are:

 .    , 1999, for the period beginning on and including the Series Closing
   Date and ending on and excluding August 16, 1999;

 . August 12, 1999, for the period beginning on and including August 16, 1999 and ending on and excluding September 15, 1999; and

 . the second London business day prior to the first day of each Interest
   Period, for each Interest Period following the first Interest Period.

Principal Payments

You are expected to receive payment of principal in full on the "Class A Scheduled Payment Date" which is August 15, 2003, or, if that date is not a business day, the next business day. However, certain circumstances could cause principal to be paid earlier or later, or in reduced amounts.

The final payment of principal and interest on the Class A Certificates will be made no later than August 15, 2005, or, if that date is not a business day, the next business day, called the "Series Termination Date."

THE COLLATERAL INTEREST
The Trust is also issuing an interest in the assets of the Trust that is subordinated to the Certificates called the "Collateral Interest." The initial size of the Collateral Interest is $78,571,429, representing 12.5% of the initial aggregate principal amount of the Certificates and the Collateral Interest. As a subordinated interest, the Collateral Interest is a form of Enhancement for the Class A Certificates. The Collateral Interest Holder will have voting and certain other rights as if the Collateral Interest were a subordinated class of certificates.

ENHANCEMENT

Enhancement for your Series is for your Series's benefit only, and you are not entitled to the benefits of any credit enhancement available to other Series.

Subordination of the Collateral Interest provides Enhancement for the Class A Certificates. The Collateral Interest must be reduced to zero before the Class A Invested Amount will suffer any loss of principal. Any funds on deposit in the Cash Collateral Account will also provide Enhancement for the Class A Certificates. Initially the Cash Collateral Account will hold $6,285,715. The Cash Collateral Account must be reduced to zero before the Class A Invested Amount will suffer any loss of principal or interest.

OTHER INTERESTS IN THE TRUST

Other Series of Certificates
The Trust has issued other Series of certificates and expects to issue additional Series of certificates. When issued by the Trust, the certificates of each of those Series also represent an interest in the assets of the Trust.

The Trust may issue additional Series with terms that may be different from any other Series without prior review or consent by any Certificateholders.

The Seller Certificate

FCC National Bank initially will own the "Exchangeable Seller's Certificate," which represents the remaining interest in the assets of the Trust not represented by the Class A Certificates, the Collateral Interest and the other interests issued by the Trust. The Seller's interest does not provide credit enhancement for your Series or any other Series.

INFORMATION ABOUT THE RECEIVABLES

The Trust assets include Receivables in certain MasterCard(R) and VISA(R)* revolving credit card accounts selected from the Seller's credit card account portfolio.

The Receivables consist of both Principal Receivables and Finance Charge Receivables.

"Principal Receivables" are, generally, (a) amounts charged by cardholders for goods and services and (b) cash advances.

"Finance Charge Receivables" are (a) the related periodic charges, annual fees, late charges, over-limit fees and all other fees billed to cardholders and (b) for your Series, certain amounts of fees, called Interchange, collected through MasterCard and VISA.

Recoveries on previously charged-off Receivables will also be included as Finance Charge Receivables for your Series.

--------
* MasterCard(R) and VISA(R) are registered trademarks of MasterCard International Inc. and VISA U.S.A., Inc., respectively.

COLLECTIONS BY THE SERVICER

The Servicer, which is the Bank, initially, will collect payments on the Receivables and will deposit those collections in a trust account. The Servicer will keep track of those collections that are Finance Charge Receivables and those collections that are Principal Receivables.

ALLOCATIONS AND PAYMENTS TO YOU AND YOUR SERIES

Each month, the Servicer will allocate collections and the amount of Receivables that are not collected and are written off as uncollectible, called the Investor Default Amount, among:

 . your Series, based on the size of the Invested Amount (initially
  $628,571,429);

 . other outstanding Series, based on the size of their respective interests in the Trust; and

 . the holder of the Exchangeable Seller's Certificate, based on the size of the First Chicago Interest.

The Trust assets allocated to your Series will be allocated to the following, based on varying percentages:

 . holders of the Class A Certificates, based on the Class A Invested Amount
  (initially $550,000,000; and

 . the holder of the Collateral Interest, based on the Collateral Invested
  Amount (initially $78,571,429).

You are entitled to receive payments of interest and principal based upon allocations to your Series. The "Invested Amount," which is the basis for allocations to your Series, is the sum of (a) the Class A Invested Amount and
(b) the Collateral Invested Amount. The "Class A Invested Amount" and the "Collateral Invested Amount" will initially equal the outstanding principal amount of the Class A Certificates and the Collateral Interest. The Invested Amount will decline as a result of principal payments and may decline due to the charging off of Receivables or other reasons. If the Invested Amount declines, amounts allocated and available for payment to your Series and to you will be reduced.

Allocations of Collections of Finance Charge Receivables

Collections of Finance Charge Receivables are allocated and applied to your Series in the following manner:

Step 1: Collections of Finance Charge Receivables for your Series are allocated, based on varying percentages, among the Class A Invested Amount and the Collateral Invested Amount.

Step 2: Collections of Finance Charge Receivables allocated to the Class A
 Certificates are applied to cover the interest payment due to the Class A Certificates, the monthly servicing fee due to the Servicer and the Class A Certificates' portion of the Investor Default Amount.

Collections of Finance Charge Receivables allocated to the Collateral Interest are treated as Excess Spread and are applied in Step 3. This occurs because of the Collateral Interest's subordinated status.

Step 3: Collections of Finance Charge Receivables allocated to your Series and not used in Step 2 are treated as Excess Spread and applied, in the following priority, to cover:

 . the interest payment due to the Class A Certificates, the monthly servicing fee due to a successor Servicer and the Class A Certificates' portion of the Investor Default Amount, each to the extent not covered in Step 2; and

 . reimbursement of certain prior reductions of the Class A Invested Amount.

Remaining Excess Spread is then applied, in the following priority, to cover, among other things:

 . the interest payment due to the Collateral Interest;

 . the Collateral Interest's portion of the Investor Default Amount;

 . reimbursement of reductions of the Collateral Interest if it is below its minimum required amount;

 . funding, if necessary, of the Cash Collateral Account if it is below its minimum required amount;

 . the monthly servicing fee, plus any servicing fee previously due but still unpaid, to the extent not previously covered;

 . funding, if necessary, of a reserve account maintained to cover certain interest payment shortfalls, if any; and

 . other amounts owing to the Collateral Interest.

Allocations of Collections of Principal Receivables

Collections of Principal Receivables are allocated and applied to your Series in the following manner:

Step 1: Collections of Principal Receivables for your Series are allocated, based on varying percentages, among the Class A Invested Amount and the Collateral Interest.

Step 2: Collections of Principal Receivables allocated to the Collateral
 Interest may be reallocated and made available to pay amounts due to the Class A Invested Amount that have not been paid by either the Class A Certificates' share of collections of Finance Charge Receivables or Excess Spread. Certain such collections which are reallocated for the Class A Certificates will not be made part of Class A Available Principal Collections.

Step 3: Collections of Principal Receivables allocated to your Series and not used in Step 2 above are combined with shared principal collections from other Series, to the extent necessary and available, and treated as Class A Available Principal Collections as described in the following paragraph.

Class A Available Principal Collections may be paid, or accumulated and then paid, to you as payments of principal. Alternatively, the Class A Available Principal Collections may be paid to the Seller, the Collateral Interest or to other Series. The amount, priority and timing of your principal payments, if any, depend on whether your Series is in the Revolving Period, the Controlled Accumulation Period or the Rapid Amortization Period, as described below.

As Class A Principal Collections are accumulated for the Class A Certificates, the minimum required credit enhancement (i.e. the Collateral Interest) will decrease, and Class A Available Principal Collections will be paid to the holder of the Collateral Interest to the extent of this decrease.

Step 4: Collections of Principal Receivables allocated to your Series and not used in Steps 2 and 3 above may be paid to other Series, to the extent necessary, or to the Seller.

Revolving Period: The Certificates will have a period of time, called the "Revolving Period," when the Trust will not pay, or accumulate, principal for Certificateholders. In general, during the Revolving Period, the Trust will pay available principal to other Series or the holder of the Exchangeable Seller's Certificate.

The Revolving Period starts on the Series   Closing Date and ends on the
earlier to begin of:

 . the Accumulation Period; or
 . the Rapid Amortization Period.

Accumulation Period: During the period called the "Accumulation Period," each month the Servicer will deposit a specified amount in the Principal Funding Account to be used to pay the Class A Certificates on the Class A Scheduled Payment Date.

Each month, the Trust will pay principal not required to be deposited in the Principal Funding Account to other Series or the holder of the Exchangeable Seller's Certificate. Each month, if the amount actually deposited in the Principal Funding Account is less than the required deposit, the amount of this deficiency will be carried forward as a shortfall and included in the next month's required deposit.

On the Class A Scheduled Payment Date, the Trust will use the money on deposit in the Principal Funding Account to pay the Class A Invested Amount.

You should be aware that there may not be sufficient amounts available to pay principal of the Class A
Invested Amount in full on the Class A Scheduled
Payment Date. In addition, if the money on deposit in the Principal Funding Account is insufficient to pay these amounts on the Class A Scheduled Payment Date or if a Liquidation Event occurs, the Rapid Amortization Period will begin, and the timing of your principal payments could change.

The Accumulation Period is scheduled to begin on first day of the Due Period related to the September 2002 Distribution Date but in some cases may be delayed to no later than first day of the Due Period related to the August 2003 Distribution Date.

The Accumulation Period will end when any one of the following occurs:

 . the Invested Amount is paid in full; or . a Rapid Amortization Period begins.

Rapid Amortization Period: If a period called the "Rapid Amortization Period" begins, the Trust will use any available principal collections allocated to your Series to pay (a) the Class A Invested Amount and (b) if the Class A Invested Amount is paid in full, the Collateral Invested Amount. These payments will begin on the first Distribution Date for the Rapid Amortization Period.

The Rapid Amortization Period will begin if a Liquidation Event occurs and will end when any one of the following occurs:

 . the Invested Amount is paid in full; or . the Series Termination Date.

Liquidation Events: Certain adverse events called Liquidation Events might lead to the start of a Rapid Amortization Period and the end of either the Revolving Period or the Accumulation Period.

ERISA CONSIDERATIONS

Subject to important considerations described in the Prospectus Supplement and Prospectus, the Class A Certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

CERTIFICATE RATINGS

The Class A Certificates are required to be rated in the highest rating category by at least one nationally recognized rating organization.

                              RECENT DEVELOPMENTS

Merger of Parent Corporation and Proposed Merger of Seller

  Effective October 2, 1998, First Chicago NBD Corporation, the parent corporation of FCC National Bank (the "Bank" or the "Seller"), merged with and into BANK ONE CORPORATION, a Delaware corporation ("BANK ONE"). Immediately prior to such merger, BANC ONE CORPORATION, an Ohio corporation ("BANC ONE"), also merged with and into BANK ONE, which had been a subsidiary of BANC ONE prior to such merger. BANK ONE is a bank holding company headquartered in Chicago, Illinois and registered under the Bank Holding Company Act of 1956, as amended.

  Through its banking subsidiaries, BANK ONE provides domestic retail banking, worldwide corporate and institutional banking, and trust and investment management services and also owns nonbank subsidiaries that engage in businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, mortgage lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing. BANK ONE's executive offices are located at One First National Plaza, Chicago, Illinois 60670, and its telephone number is (312) 732-4000.

  BANK ONE has received approval from the Office of the Comptroller of the Currency to merge First USA Bank, N.A., an affiliated national banking association, into the Seller which would be the surviving bank. If such a merger occurs, the surviving bank will be renamed First USA Bank, National Association. While such a merger may occur during the third quarter of 1999, it is subject to the satisfaction of certain conditions, including the conditions set forth in the Agreement, and there can be no assurance that such merger will take place.

Industry Litigation

  In October 1998, the United States Department of Justice (the "DOJ") filed an antitrust lawsuit in federal court in Manhattan against VISA U.S.A., Inc. ("VISA") and MasterCard International Incorporated ("MasterCard International") alleging that the two credit card associations restrain competition and limit consumer choice. The DOJ in such lawsuit challenges, among other things, the control of both VISA and MasterCard International by the same set of banks as well as the rules adopted by the two associations prohibiting members from offering credit cards of competitors. In public statements, both VISA and MasterCard International have contested the DOJ's allegations. The Bank is unable to predict what the effect of such lawsuit may ultimately be on the Bank's credit card business. A final adverse decision against VISA and MasterCard International, or a similar settlement with the DOJ by the two associations, could result in changes in the current associations and may result in adverse consequences for members of the two associations such as the Bank.

Recent Proposed Legislation

  In March 1999, bills were introduced into the United States Senate and the House of Representatives containing proposed amendments to the Truth in Lending Act specifically related to credit card issues. The bills, although not identical in scope, generally seek, among other things, to prohibit the imposition of, or an increase in, any periodic rates or fees under certain circumstances, including "inactivity" fees, over limit fees for transactions approved by a credit card issuer and fees on cardholders who routinely pay monthly balances in full. Both bills also require additional disclosure to credit cardholders in various circumstances, including certain specific disclosure when "teaser" rates are offered to a consumer, upon a proposed increase in periodic rates or fees or upon the issuance of balance transfer checks.

  The Seller cannot predict whether these bills (whether in their present form or a modified form) or any other similar legislation may ultimately be enacted as law. Depending on whether or not legislation is enacted, such legislation may, in part, limit the ability of the Seller and Servicer to impose or change periodic charges and fees on certain accounts. The Seller cannot predict what the effect of such a limitation might be on its credit card business.

                       THE BANK'S CREDIT CARD PORTFOLIO

General

  The interests in receivables (the "Receivables") conveyed or to be conveyed to the Trust by FCC National Bank (the "Bank" or the "Seller") pursuant to the Pooling and Servicing Agreement dated as of June 1, 1990 (as amended and supplement from time to time, the "Agreement"), between the Bank, as seller and servicer, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), have been or will be generated from transactions made by holders of certain Classic VISA, VISA Gold and Platinum VISA credit card accounts and certain Standard MasterCard, Gold MasterCard and Platinum MasterCard credit card accounts. These accounts were generated under the VISA or MasterCard International programs and were either originated by the Bank or FNBC, or purchased by the Bank or FNBC from other credit card issuers (the "Accounts"). Effective as of July 1, 1987, FNBC transferred its credit card operation and all its credit card accounts to the Bank, although FNBC retained ownership of all receivables comprising the existing balances in such accounts. Subsequently, such receivables also were transferred to the Bank.

Loss and Delinquency Experience

  The following tables set forth the loss and delinquency experience with respect to payments by cardholders for each of the periods shown for substantially all VISA and MasterCard consumer revolving credit card accounts owned at the dates indicated by the Bank (excluding certain accounts not originated by the Bank or FNBC) (the "Bank's Portfolio") during the periods shown. As of the end of the May 1999 Due Period, the Receivables in the Accounts represented substantially all receivables in the Bank's Portfolio. There can be no assurance, however, that the loss and delinquency experience for the Receivables in the future will be similar to the historical experience set forth below for the Bank's Portfolio. In particular, the addition of new receivables may reduce loss and delinquency rates. Receivables in newly originated accounts generally have lower delinquency and loss rates for some initial period (generally during the first 24 months) than receivables in more seasoned accounts. After such initial period, delinquency and loss rates generally peak and begin to stablize. There can be no assurance that the addition of receivables in newly originated accounts will reduce delinquency or loss rates or that such receivables will follow the delinquency and loss pattern described above. The addition of these receivables in newly originated accounts to the Bank's Portfolio increases the outstanding receivables balance for such portfolio which is the denominator used to calculate the percentages in certain of the following tables.

                   Loss Experience for the Bank's Portfolio

                           Three Months Ended
                                March 31,                      Year Ended December 31,
                         ---------------------------     -------------------------------------
                            1999            1998            1998         1997         1996
                         -----------     -----------     -----------  -----------  -----------
                                           (Dollars in thousands)
Average Receivables
 Outstanding(1)......... $16,432,619     $16,168,915     $15,867,232  $15,921,105  $15,817,914
Gross Charge-
offs(2)(3)..............     205,750         346,956       1,282,642    1,422,367    1,134,427
Gross Charge-offs as a
 Percentage of Average
 Receivables
 Outstanding(3).........        5.01%(4)        8.58%(4)        8.08%        8.93%        7.17%
Recoveries(5)........... $    39,231     $    24,735     $   105,412  $    90,051  $    65,857
Net Charge-offs(6)......     166,519         322,221       1,177,230    1,332,316    1,068,570
Net Charge-offs as a
 Percentage of Average
 Receivables
 Outstanding............        4.05%           7.97%           7.42%        8.37%        6.76%

--------
(1) Average Receivables Outstanding is the arithmetic average of receivables outstanding during the period indicated.
(2) Gross Charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods or customer disputes.
(3) The figures for the three months ended March 31, 1999, reflect the implementation of certain changes in the Seller's charge-off policies with respect to the accounts of bankrupt cardholders. Such changes effectively delayed the charging off of certain accounts for up to four months from the prior policy and had the effect of decreasing reported charge-offs for four Due Periods which are reflected primarily in the figures for the first quarter of 1999. After this quarter, the Seller expects charge-offs to increase to a figure more consistent with that reported in prior periods.
(4) On an annualized basis.
(5) Recoveries are included in the Trust effective for the June 1998 Due Period. Recoveries are reported with a one-month lag.
(6) Reflects Gross Charge-offs after Recoveries.

  Charge-offs for the Bank's Portfolio measured as a percentage of average receivables outstanding increased during the yearly periods of 1996 and 1997 while decreasing during 1998 due, in part, to certain strategies employed by the Bank to increase the cardholder base which the Bank believes, in turn, will result in the increase of overall revenues for the Bank's Portfolio in the future. In addition, generally during such periods, consumer debt service burden and defaults increased as a result of the growing consumer debt levels coupled with stagnant real wage growth. In the near term, losses are expected to remain at elevated levels throughout the industry as consumer debt service burdens remain high, competition for creditworthy customers remains intense and national bankruptcy filings continue to climb. The Bank continues to review credit limits, to close high-risk unprofitable accounts, to tighten new account solicitation criteria, and to review policies and procedures for delinquency management and collections. Losses are also affected by other factors including competitive behavior and social conditions. The loss rates for the Bank's Portfolio could increase in the future if economic conditions were to worsen and could continue to increase for several months even after such conditions begin to improve. The loss rates set forth above do not reflect the reversal of unpaid fees and finance charges at the time a charge-off occurs.

  The decrease in charge-offs for the Bank's Portfolio during the first quarter of 1999 is due, primarily, to certain recent changes made to the Seller's charge-off policies. In November 1998, the Seller modified its charge-off policies with respect to accounts of cardholders who notify the seller that such cardholder has filed for bankruptcy to align such policies with those of other affiliates of ONE. Previously, the Seller charged off the receivables in such an account within a few days of the notification of such a bankruptcy filing. Under its current policy, the Seller charges off the receivables in an account of such a cardholder on the first day of the month following the third billing date of such account after the notification of such bankruptcy filing, unless the receivables would charge off earlier due to the Seller's usual delinquency charge-off policies. This change decreased charged-off receivables reported for the Bank's Portfolio for the first four Due Periods after its implementation since the recognition of losses for Accounts held by cardholders filing for bankruptcy generally will be delayed by approximately four months. This change was primarily recognized in the reported charge-off figures for the first quarter of 1999. After such period, the Seller expects that charge-offs will increase to figures more consistent with that reported for the prior periods.

  In February 1999, the Federal Financial Institutions Examination Council (the "FFIEC") issued revised uniform retail credit classification and account management policies (the "FFIEC Revised Policies") which are applicable to financial institutions such as the Seller. Generally, these revised policies require that the Seller charge off receivables in accounts of cardholders filing for bankruptcy within 60 days of receiving notification of such a filing from the bankruptcy court. The Seller anticipates that this revised policy will require a modification to its current bankruptcy charge-off policy and will increase reported charge offs as such policy is implemented since certain bankruptcy filings will be recorded as charge offs earlier than under its current policy.

  Effective for the June 1998 Due Period, the Seller began transferring on a monthly basis amounts collected or otherwise realized on recoveries of charged off Accounts to the Trust. Any recoveries so transferred during a Due Period are generally treated as collections of Finance Charge Receivables for the related Distribution Date. These recoveries are generated only from collections received on Defaulted Receivables which were charged off while included in the assets of the Trust.

  The Bank has policies to allow delinquent accounts whose cardholders are making good faith efforts to repay overdue amounts to be deemed current ("reaged") provided certain conditions are satisfied. If an account is 90 days delinquent or greater, it qualifies for reaging treatment if the sum of the payments received during the preceding five months (or in certain circumstances the lesser of (a) five months or (b) the number of months since the account was last current) is generally equal to the sum of the three oldest minimum payments. The reaging process permits only one reaging of an account from 90 days delinquent or greater categories in a 12-month period. Accounts that are 30 to 89 days delinquent generally are reaged if the sum of the payments received in the previous four months is equal to the sum of the two oldest minimum payments. An account can be reaged so long as these criteria are met. Upon reaging the account is deemed current and is no longer included as a delinquent account. A reaged account which subsequently becomes delinquent would not be charged off until the 180th day of delinquency after such reaging.

  The FFIEC Revised Policies also detail criteria which must be met before a financial institution such as the Bank may reage an account. Under the revised policies, an account may be reaged if the borrower shows a renewed willingness to repay the outstanding amount owed, the account has been in existence for at least nine months, and the borrower has made at least three minimum consecutive monthly payments or paid an equivalent lump sum amount. In addition, an account cannot be reaged more than once within any 12-month period or more than twice within a five-year period.

  The entire reaging process is executed by the Bank's operating system based on the preset criteria allowing for no manual intervention in the process. In addition to automatic reaging, account closure and usage restrictions are also system controlled and are not subject to manual intervention. When an account is 30 days delinquent, charge privileges are suspended. Account closure occurs automatically when an account is 60 days delinquent. Reinstatement of closed accounts requires a full credit review; only a minimal number of closed accounts qualify for reinstatement. There is no limit on the number of accounts which the Bank may reage. The Bank may terminate, alter or modify its reaging process at any time and anticipates modifying its reaging process to conform to the FFIEC Revised Policies. The delinquency information in the following tables reflects the application of the Bank's then current reaging process. The Bank's current reaging process does not have a material impact on the delinquency and loss information presented on the Bank's Portfolio.

                Average Delinquencies for the Bank's Portfolio

                           Average of Three
                             Months Ended
                               March 31,                      Average of Twelve Months Ended December 31,
                         --------------------- --------------------------------------------------------------------------
                                 1999                    1998                     1997                     1996
                         --------------------- ------------------------ ------------------------ ------------------------
                         Delinquent            Delinquent               Delinquent               Delinquent
Payment Status             Amount   Percentage   Amount   Percentage(1)   Amount   Percentage(1)   Amount   Percentage(1)
--------------           ---------- ---------- ---------- ------------- ---------- ------------- ---------- -------------
                                                              (Dollars in thousands)
30-59 days delinquent...  $246,095     1.50%    $245,332      1.54%      $277,903      1.75%      $269,088      1.70%
60-89 days delinquent...   157,805     0.96      142,668      0.90        153,659      0.96        131,223      0.83
90 days delinquent
 or more................   312,024     1.90      259,622      1.64        294,796      1.85        251,258      1.59
                          --------     ----     --------      ----       --------      ----       --------      ----
  Total.................  $715,924     4.36%    $647,622      4.08%      $726,358      4.56%      $651,569      4.12%
                          ========     ====     ========      ====       ========      ====       ========      ====

--------
(1)The percentages are the result of dividing Delinquent Amount by Average Receivables Outstanding for the applicable period.

  Delinquencies as a percentage of average receivables outstanding reflect a pattern similar to loss rates as a result of the same factors discussed with respect to the table set forth above for Loss Experience for the Bank's Portfolio. However, the charge-off policy changes implemented by the Seller with respect to accounts of bankrupt cardholders do not affect delinquency rates.

Summary of Monthly Payment Rates

  The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank's Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts but do not include Interchange.

           Cardholder Monthly Payment Rates for the Bank's Portfolio

                                         Three Months Ended    Year Ended
                                             March 31,        December 31,
                                         ------------------ -------------------
                                                1999        1998   1997   1996
                                               -----        -----  -----  -----
Lowest..................................       22.50%       20.93% 19.31% 19.92%
Highest.................................       27.01        25.84  23.07  21.86
Monthly Average.........................       25.19        24.34  21.93  20.99

  The amount of collections on Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Accounts, and thus the rate at which Class A Certificateholders can expect principal to be allocated to the Class A Certificates, will be similar to the historical experience set forth above.

Revenue Experience

  The gross revenues from monthly periodic charges and fees billed to cardholders on the Bank's Portfolio for each of the three years in the period ended December 31, 1998, and the three months ended March 31, 1999 and 1998, respectively, are set forth in the following table.

  The historic gross revenue figures in the table are calculated on an as-billed basis and represent amounts billed to cardholders in each billing cycle before deduction of charge-offs, reductions due to fraud, returned goods and customer disputes or other expenses. Cash collections on receivables may not reflect the historical experience in the table. During periods of increasing delinquencies, billings of periodic charges and fees may exceed cash as amounts collected on credit card receivables lag behind amounts billed to cardholders. Conversely, as delinquencies decrease, cash may exceed billings of periodic charges and fees as amounts collected in a current period may include amounts billed during prior periods. However, the Bank believes that, during the periods shown, revenues on a billed basis closely approximated revenues on a cash basis. Revenues from periodic charges and fees on both a billed and a cash basis will be affected by numerous factors, including the periodic charges on principal receivables, the amount of the annual membership fees, the amount of other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic charges on purchases, fees and finance charges and changes in the delinquency rate on the Receivables.

                  Revenue Experience for the Bank's Portfolio

                          Three Months Ended March 31,                Year Ended December 31,
                          ----------------------------          -------------------------------------
                               1999               1998             1998         1997         1996
                          --------------     --------------     -----------  -----------  -----------
                                               (Dollars in thousands)
Average Receivables
 Outstanding(1).........     $16,432,619        $16,168,915     $15,867,232  $15,921,105  $15,817,914
Finance Charges and Fees
 Billed.................         690,758            682,212       2,799,459    2,765,923    2,610,937
Average Finance Charges
 and Fees Billed(2).....           16.81%(3)          16.88%(3)       17.64%       17.37%       16.51%

--------
(1) Average Receivables Outstanding is the arithmetic average of receivables outstanding during the period indicated.
(2) Average Finance Charges and Fees Billed is the result of dividing Finance Charges and Fees Billed by Average Receivables Outstanding and does not include revenue attributable to Interchange.
(3) On an annualized basis.

  The revenues for the Bank's Portfolio shown in the Revenue Experience table are related to periodic charges and other fees billed to cardholders but do not include revenue attributable to Interchange. The revenues related to periodic charges and fees depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and paying off account balances over several months as opposed to convenience use, where the cardholders prefer instead to pay off their entire balance each month, thereby avoiding periodic charges on purchases, fees and finance charges. Revenues related to periodic charges and fees also depend on the types of charges and fees assessed by the Bank on the accounts. From 1989 through 1994, the Bank emphasized the origination of variable rate accounts and substantially all new accounts originated during that time were variable rate accounts. Currently, substantially all Receivables in the Trust are assessed a variable periodic charge. Depending upon fluctuations in interest rates, the variable rate periodic charge (which is based on the prime rate) assessed on variable rate accounts may change from month to month and could be less than the fixed charge applicable to most standard fixed rate accounts.

  Commencing in 1994, the Bank began offering certain new non-affinity accounts, for purchase transactions, a fixed rate periodic charge for an initial period (ranging from 6 to 15 months) which then converts into a variable rate. The initial fixed rate offered on such accounts is generally 5.9% or 6.9% per annum, a rate which is substantially lower than that currently assessed on the variable rate accounts or the standard fixed rate accounts. The total yield on such accounts during the initial fixed rate period is therefore lower than that of a variable rate account or standard fixed rate account. Fluctuations in the prime interest rate and/or the continued use of the initial fixed/variable rate pricing for certain new accounts, may affect future revenue experience.

  Throughout the periods shown above, the Bank made certain changes in the charges and fees assessed on the accounts. The Bank is currently waiving annual fees and offering a lower variable interest rate on certain selected accounts. Commencing in mid-1996, the Bank introduced certain other changes including performance-based pricing whereby certain delinquent accounts are assessed a higher periodic rate. In 1998 and 1999, the Bank made other pricing changes including increasing certain fees payable on accounts. The Bank has no basis to predict how these changes and any future changes in the terms of accounts may affect the revenue for the Bank's Portfolio.

                                 THE ACCOUNTS

  The Receivables arising from the Accounts as of the end of the May 1999 Due Period totaled $16,630,469,988 and included $16,175,668,949 of Principal Receivables. The Accounts had an average Principal Receivables balance of $1,318 and an average credit limit of $8,199. The aggregate total Receivables balance as a percentage of the aggregate total credit limit was 16.58%.

  The Receivables arising from the Accounts as of the end of the June 1999 Due Period totaled $16,588,834,208 and included $16,129,621,329 of Principal Receivables.

  The following tables summarize the Accounts by various criteria as of the end of the May 1999 Due Period. Approximately 5,399,938 cardholder accounts included in the Accounts as of the end of the May 1999 Due Period are accounts with respect to which the cardholder has been upgraded to a gold or platinum account. The upgraded accounts may have certain additional features, including higher credit limits, which are not generally included in the original accounts. For some period of time (not exceeding three years), both the original and upgraded accounts are active for a particular cardholder although the original account is eventually closed. Upon any cardholder upgrade, the receivables balance in the original account is transferred to the upgraded account (which account is considered to have the same account opening date as the original account) and any new receivables created on the original account are immediately transferred to the upgraded account. In addition, pursuant to the ordinary operating procedures of the Bank, accounts which expire and have no outstanding balance are not removed immediately from the Bank's Portfolio, but rather are removed periodically from the Bank's Portfolio and therefore may still be included as an Account for some period of time after expiration. As of the end of the May 1999 Due Period, approximately 2,870,654 expired accounts with a credit balance or no balance were included in the Accounts. Because the composition of the Accounts may change in the future, these tables are not necessarily indicative of the characteristics of the Trust at any time after the end of the May 1999 Due Period.

                  Composition of Accounts by Account Balances

                                         Percentage                  Percentage
                                          of Total                    of Total
                              Number of  Number of    Receivables    Receivables
       Account Balance         Accounts   Accounts    Outstanding    Outstanding
       ---------------        ---------- ---------- ---------------  -----------
Credit Balance(1)............    155,063     1.26%  $   (37,004,976)    (0.22%)
No Balance(2)................  5,314,075    43.29                 0      0.00
$0.01 to $1,499.99...........  3,449,555    28.10     1,514,745,395      9.12
$1,500.00 to $2,999.99.......  1,080,783     8.80     2,387,475,654     14.35
$3,000.00 to $4,499.99.......    832,224     6.78     3,109,692,634     18.70
$4,500.00 to $9,999.99.......  1,343,110    10.95     8,431,183,899     50.69
$10,000 or more..............    100,519     0.82     1,224,077,382      7.36
                              ----------   ------   ---------------    ------
  Total...................... 12,275,329   100.00%  $16,630,169,988    100.00%
                              ==========   ======   ===============    ======

--------
(1) Credit Balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts currently with a credit balance are included, as Receivables may be generated with respect thereto in the future.
(2) Accounts currently with no balance are included, as Receivables may be generated with respect thereto in the future.

                    Composition of Accounts by Credit Limit

                                         Percentage                 Percentage
                                          of Total                   of Total
                              Number of  Number of    Receivables   Receivables
        Credit Limit           Accounts   Accounts    Outstanding   Outstanding
        ------------          ---------- ---------- --------------- -----------
$0.01 to $1,499.99...........    399,966     3.26%  $    92,845,777     0.56%
$1,500.00 to $2,999.99.......    233,060     1.90       281,492,851     1.70
$3,000.00 to $4,499.99.......    557,138     4.54       733,666,577     4.41
$4,500.00 to $9,999.99.......  6,459,917    52.62     8,338,717,262    50.13
$10,000 or more(1)...........  4,625,248    37.68     7,183,447,521    43.20
                              ----------   ------   ---------------   ------
Total........................ 12,275,329   100.00%  $16,630,169,988   100.00%
                              ==========   ======   ===============   ======

--------
(1)Maximum current credit limit on an Account is $75,000.

                   Composition of Accounts by Payment Status

                                     Percentage                 Percentage
                                      of Total                   of Total
                          Number of  Number of    Receivables   Receivables
     Payment Status        Accounts   Accounts    Outstanding   Outstanding
     --------------       ---------- ---------- --------------- -----------
Current(1)..............  12,093,389    98.51%  $15,878,740,274    95.48%
30-59 days delinquent...      81,084     0.66       299,154,688     1.81
60-89 days delinquent...      37,691     0.31       150,949,113     0.90
90 days delinquent or
more....................      63,165     0.52       301,325,913     1.81
                          ----------   ------   ---------------   ------
Total...................  12,275,329   100.00%  $16,630,169,988   100.00%
                          ==========   ======   ===============   ======
--------
(1) Includes Accounts on which the minimum payment has not yet been received prior to the second billing date following the issuance of the related bill.

                         Composition of Accounts by Age

                                     Percentage                 Percentage
                                      of Total                   of Total
                          Number of  Number of    Receivables   Receivables
          Age              Accounts   Accounts    Outstanding   Outstanding
          ---             ---------- ---------- --------------- -----------
Not more than 6 months..     824,468     6.72%  $ 1,402,261,947     8.43%
Over 6 months to 12
months..................     727,764     5.93     1,030,949,033     6.20
Over 12 months to 24
months..................   1,283,318    10.45     1,501,654,581     9.03
Over 24 months to 48
months..................   2,497,236    20.34     3,517,204,170    21.15
Over 48 months..........   6,942,543    56.56     9,178,100,257    55.19
                          ----------   ------   ---------------   ------
Total...................  12,275,329   100.00%  $16,630,169,988   100.00%
                          ==========   ======   ===============   ======

                     Geographic Composition of the Accounts

                                                          Percentage Percentage
                                                           of Total   of Total
                                                          Number of  Receivables
State                                                      Accounts  Outstanding
-----                                                     ---------- -----------
California...............................................    13.84%     17.59%
Illinois.................................................     7.77       8.76
New York.................................................     7.44       6.63
Texas....................................................     5.41       5.65
Florida..................................................     5.85       5.09
Colorado.................................................     2.72       3.60
Pennsylvania.............................................     4.44       3.48
New Jersey...............................................     3.88       3.38
Michigan.................................................     3.49       3.22
Ohio.....................................................     3.45       2.93
Washington...............................................     2.06       2.37
Virginia.................................................     2.26       2.29
Massachusetts............................................     2.66       2.19
Indiana..................................................     2.24       2.02
Maryland.................................................     1.99       1.93
Georgia..................................................     1.94       1.92
Oregon...................................................     1.49       1.71
Missouri.................................................     1.89       1.69
North Carolina...........................................     1.83       1.66
Minnesota................................................     2.23       1.65
Arizona..................................................     1.47       1.59
Tennessee................................................     1.73       1.57
Connecticut..............................................     1.35       1.23
Hawaii...................................................     0.75       1.10
Iowa.....................................................     1.23       1.02
Louisiana................................................     1.04       1.02
Alabama..................................................     1.05       1.00
All Other(1).............................................    12.50      11.71
                                                            ------     ------
   Total.................................................   100.00%    100.00%
                                                            ======     ======

--------
(1)States, United States territories and possessions and foreign countries with less than 1.00% of Total Receivables Outstanding.

  Since the largest number of cardholders (based on billing address) whose accounts historically have been included in the Trust are in California, Illinois, New York, Texas and Florida, adverse changes in economic conditions in those ares could have a direct impact on the timing and amount of payment on the certificates.